Exhibit 10.39

SECOND AMENDMENT

TO

THE BANK OF HAMPTON ROADS

SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

THIS SECOND AMENDMENT (“Amendment”) to The Bank of Hampton Roads Supplemental Executive Retirement Plan (“Plan”) made effective as of the 30th day of December 2008 by The Bank of Hampton Roads (“Corporation”). All capitalized terms in this Amendment not otherwise defined shall have their respective meanings under the Plan.

WHEREAS, the Corporation wishes to further amend and conform the written terms of the Plan to the requirements of Section 409A of the Internal Revenue Code of 1986, as amended (“Code”), and

WHEREAS, the Corporation wishes to amend the terms of the Plan to comply with the Emergency Economic Stabilization Act of 2008,

NOW, THEREFORE, the Corporation hereby adopts this Amendment upon the following terms and conditions:

1. The definition of Change in Control in Section 2(e) shall be replaced in its entirety with the following definition:

The term “Change in Control” is hereby defined as the date that (i) any one person, or more than one person, acting as a group, acquires ownership of stock of Hampton Roads Bankshares, Inc. that, together with stock held by such person or group constitutes more than 50% of the total fair market value or total voting power of the stock of Hampton Roads Bankshares, Inc., (b) during any period of twelve consecutive months, individuals who at the beginning of such period constituted the Board and any new directors, whose election by the Board or nomination for election by the Hampton Roads Bankshares, Inc.’s stockholders was approved by a vote of at least three-fourths ( 3/4ths) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority of the Board, or (c) during any period of twelve consecutive months, (i) any one person, or more than one person, acting as a group, acquires ownership of stock of Hampton Roads Bankshares, Inc. that, together with stock held by such person or group constitutes more than 30% of the total voting power of the stock of Hampton Roads Bankshares, Inc., and (ii) individuals who at the beginning of such period constituted the Board cease in connection with such 30% change in voting stock ownership, cease to constitute a majority of the Board. Anything herein to the contrary notwithstanding, the definition of “Change in Control” shall be interpreted so as to comply with the terms of Section 409A of the Internal Revenue Code and the regulations thereunder.

2. Section 9(i) is added to the Plan as follows:

(i) Emergency Economic Stablization Act of 2008 (“EESA”). For purposes of this Section 9(i), a parachute payment is defined in Q&A 3 of Notice 2008-TAAP as any payment in the nature of compensation paid on account of an applicable severance of employment to the extent that the aggregate present value of such payments equals or exceeds an amount equal to three times the base amount. A parachute payment shall be interpreted in a manner that is consistent with Notice 2008-TAAP, Notice 2008-94 and all other current or future guidance issued pursuant to Section 111(b)(2)(C) of EESA or Section 280G(e) of the Internal Revenue Code of 1986, as amended (“Code”).

To the extent that any payment under this Plan would be forfeited as a prohibited parachute payment under Section 111(b)(2)(C) of EESA, the Corporation agrees to pay the Participant an additional payment equal to the forfeited payment plus one dollar, on July 1, 2012, or if later, the earliest date when Section 111(b)(2)(C) of EESA no longer prohibits such payment. Such payment shall be made in a single lump sum in cash, without interest. The Participant may be entitled to severance payments from multiple agreements and plans. The Corporation, it its sole discretion, shall determine which payments shall be delayed. Notwithstanding anything in this paragraph to the contrary, the additional amounts due under the Plan shall not be paid if the Treasury Department or other governmental agency issues guidance subsequent to the date of this Agreement that would prohibit such payment.

[SIGNATURE PAGE FOLLOWS]

WITNESS the signature of the undersigned officer of The Bank of Hampton Roads.

THE BANK OF HAMPTON ROADS

Jack W. Gibson, Vice Chairman, President & CEO

Date Signed